EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-172488, 333-147829 and 333-141891) and on Form S-8 (File Nos. 333-174665, 333-165736, 333-71266, 333-84616, 333-125992, 333-184178 and 333-183993) of Mondelēz International, Inc. of our reports dated February 25, 2013 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

February 25, 2013